Exhibit 21

PPG Industries, Inc.

And Consolidated Subsidiaries

Subsidiaries of the Registrant

December 31, 2009

Significant subsidiaries included in the 2009 consolidated financial statements of the Company are:

Percentage of Voting Power
United States:
Pinetree Stockholding Corporation – Delaware	100
PPG Architectural Finishes, Inc. – Delaware	100
PPG Capital LLC – Delaware	100
PPG Industries Fiber Glass Products, Inc. – Delaware	100
PPG Industries International, Inc. – Delaware	100
PPG Industries Ohio, Inc. – Delaware	100
PPG Industries Securities, Inc. – Delaware	100
PPG Kansai Automotive Finishes U.S., LLC – Delaware	60
PRC-DeSoto International, Inc. – California	100
Sierracin Corporation – Delaware	100
Sierracin/Sylmar Corporation – California	100
Stan-Mark, Inc. – Delaware	100
The CEI Group, Inc. – Pennsylvania	75
Transitions Optical, Inc. – Delaware	51
Other Americas:
PPG Canada Inc. – Canada	100
PPG Industrial do Brasil – Tintas E Vernizes – Ltda. – Brazil	100
PPG Industries Argentina S.A. – Argentina	100
PPG Industries Chile S.A. – Chile	100
PPG Industries de Mexico, S.A. de C.V.	100
Transitions Optical do Brasil Limitada – Brazil	51
Varossieau Suriname N.V. – Suriname	100
EMEA:
Bellaria S.p.A. – Italy	100
Brown Brothers Distribution Ltd. – United Kingdom	100
Compagnie Equatoriale des Peintures S.A. – Cameroon	51.44
EPIC Insurance Co. Ltd – British Virgin Islands.	100
Gabonaise de Peintures et Laques S.A. – Gabon	51.19
Group 26 Diversified Holdings Ireland – Ireland	100
Intercast Europe S.R.L. – Italy	100
Johnstone’s Paints Limited – United Kingdom	100
Kalon Investment Company Limited- United Kingdom	100
Kalon South Africa Proprietary Limited – South Africa	100
KolorMax, s.r.o – Slovakia	100
La Seigneurie Caraibes – Guadeloupe	100
La Seigneurie Ocean Indien – La Reunion	51
Necarbo B.V. – The Netherlands	100
PPG AC – France S.A. – France	99.93
PPG AC International S.A.S. – France	100
PPG Architectural Coatings Ireland Limited – Ireland	100
PPG Architectural Coatings UK Limited – United Kingdom	100
PPG (Austria) Handels GmbH – Austria	100
PPG B.V. – The Netherlands	100
PPG Coatings B.V. – The Netherlands	100
PPG Coatings Belux BVBA/SPRL – The Netherlands	100
PPG Coatings Danmark AS – Denmark	100
PPG Coatings Deutschland GmbH – Germany	100
PPG Coatings Europe B.V. – The Netherlands	100

PPG Industries, Inc.

And Consolidated Subsidiaries

Subsidiaries of the Registrant

December 31, 2009

EMEA (continued):
PPG Coatings Italy Srl. – Italy	100
PPG Coatings Nederland BV – The Netherlands	100
PPG Coatings SA – France	99.85
PPG Coatings S.A./N.V.– Belgium	100
PPG Deco Polska Sp. z.o.o – Poland	100
PPG Deutschland Business Support GmbH – Germany	100
PPG Deutschland Sales & Services GmbH – Germany	100
PPG Distribution – France	100
PPG Dr. Schoch AG – Switzerland	100
PPG Europe B.V. – The Netherlands	100
PPG Finance NL BV – The Netherlands	100
PPG France Business Support S.A.S. – France	100
PPG France Manufacturing S.A.S. – France	100
PPG-Helios Ltd. – Slovenia	60
PPG Holdco SAS – France	100
PPG Holding S.A.S. – France	100
PPG Holdings (U.K.) Limited – United Kingdom	100
PPG Iberica, S.A. – Spain	100
PPG Iberica Sales & Services, S.L. – Spain.	100
PPG Industrial Coatings B.V. – The Netherlands	100
PPG Industries Belgium B.V.B.A. – Belgium	100
PPG Industries Chemicals B.V. – The Netherlands	100
PPG Industries Europe Sàrl – Switzerland	100
PPG Industries Fiber Glass B.V. – The Netherlands	100
PPG Industries France SAS – France	100
PPG Industries Italia S.p.A. – Italy	100
PPG Industries Kimya Sanayi ve Ticaret Anonim Sirketi – Turkey	99.99
PPG Industries Lackfabrik GmbH – Germany	100
PPG Industries Netherlands B.V. – The Netherlands	100
PPG Industries Poland Sp. Zo.o. – Poland	100
PPG Industries (UK) Limited – United Kingdom	100
PPG Ireland International Financial Company Limited – Ireland	100
PPG Italia Business Support S.r.l – Italy	100
PPG Italia Sales & Services S.r.l. – Italy.	100
PPG Kansai Automotive Finishes U.K. LLP – United Kingdom	60
PPG Luxembourg Finance S.àR.L. – Luxembourg	100
PPG Luxembourg Holdings S.àR.L. – Luxembourg	100
PPG Polifarb Cieszyn S.A. – Poland	100
PPG Retail Europe S.A.S. – France	100
PPG Revestimentos para Automoveis AEIE – Portugal	100
PPG Service Sud S.r.l. – Italy	100
Primalex a.s. – Czech Republic	100
PRIMALEX SLOVAKIA s.r.o – Slovakia	100
Prominent Paints Proprietary Limited – South Africa	100
Sigma Coatings Proprietary Limited – South Africa	100
SigmaKalon (BC) UK Limited – United Kingdom	100
SigmaKalon UK Holding Limited – United Kingdom	100
Sigma Marine & Protective Coatings Holding B.V. – The Netherlands	100
Sigma Paints Egypt Ltd. – Egypt	100
Transitions Optical Holdings B.V. – The Netherlands	51
Transitions Optical Limited – Ireland	51
TRIGA COLOR a.s. – Czech Republic	100
Trilak Festekgyarto Korlatolt Felelossegu Tarsasag – Hungary	100

PPG Industries, Inc.

And Consolidated Subsidiaries

Subsidiaries of the Registrant

December 31, 2009

Asia:
PPG Coatings (Hong Kong) Co., Limited – Hong Kong	100
PPG Coatings (Kunshan) Co., Ltd. – China	100
PPG Coatings (Malaysia) Sdn. Bhd. – Malaysia	100
PPG COATINGS (SINGAPORE) PTE. LTD. – Singapore	100
PPG Coatings (Suzhou) Company Ltd. – China	100
PPG Coatings (Thailand) Co., Ltd. – Thailand	100
PPG Coatings (Tianjin) Co., Ltd. – China	100
PPG Coatings (Wuhu) Company, Ltd. – China	100
PPG Industries Australia PTY Limited – Australia	100
PPG Industries (Korea) Ltd. – Korea	100
PPG Industries New Zealand Limited – New Zealand	100
PPG Industries (Singapore) Pte., Ltd. – Singapore	100
PPG Japan Ltd.- Japan	100
PPG Packaging Coatings (Suzhou) Co., Ltd. – China	90.4
PPG Paints Trading (Shanghai) Co., Ltd. – China	100
PPG PERFORMANCE COATINGS (HONG KONG) LIMITED – Hong Kong
PPG Performance Coatings (Malaysia) Sdn. Bhd. – Malaysia	100
PPG PMC Japan Co., Ltd. – Japan	95
Protec Pty Ltd – Australia	100
PT. PPG Coatings Indonesia – Indonesia	100
SigmaKalon Ivy (Shanghai) Chemicals Co. Ltd. – China	100
Sigma Samsung Coatings Co., Ltd – South Korea	60
Solarlens Co., Ltd. – Thailand	100
Taiwan Chlorine Industries Ltd. – Taiwan	60
Transitions Optical Philippines, Inc. – Philippines	51
Transitions Optical PTY Ltd. – Australia	51
Transitions Optical (Thailand) Limited – Thailand	51